UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2014

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 8, 2014, National Bankshares, Inc. held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 6,947,974 shares of the Company’s common stock were entitled to vote as of February 21, 2014, the record date for the Annual Meeting.  There were 6,711,078 shares, or 96.59%, present at the Annual Meeting in person or by proxy which constituted a quorum, and the stockholders voted on three proposals.

Proposal No. 1 – Vote on Directors

The stockholders elected three Class 3 directors to serve a three-year term expiring at the Company’s 2017 Annual Meeting of Stockholders.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Charles E. Green, III	5,501,558	12,104	1,197,416
William A. Peery	5,501,794	11,868	1,197,416
James M. Shuler	5,489,936	23,726	1,197,416

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting:  Lawrence J. Ball, John E. Dooley, Jack M. Lewis, Mary G. Miller, James G. Rakes, and Glenn P. Reynolds.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,736,983	721,456	58,973	1,193,666

Proposal No. 3 –Ratification of Appointment of Independent Public Accounting Firm

The stockholders voted to ratify the Company’s Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2014.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,637,627	8,356	65,095	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:       April 9, 2014

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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